Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Plata Resources, (the “Company”) on Form 10-Q for the period ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dexter R. Caliso, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report, fairly presents, in all material respects, the financial condition and results of operations of Plata Resources, Inc.

Plata Resources, Inc.

Date: August 14, 2013	By:	/s/ Dexter R. Caliso
	Name:	Dexter R. Caliso
	Title:	President, CEO and Chairman of the Board of Directors